                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                Current Report

                      Pursuant to Section 13 or 15(d) of
                          the Securities Act of 1934



     Date of Report (Date of earliest event reported): November 20,  2000


                      SYMPLEX COMMUNICATIONS CORPORATION
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


          Delaware                      0-22631                  38-3338110
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
     of  incorporation)                Number)            Identification Number)


                              11060 Hi Tech Drive
                         Whitmore Lake, Michigan 48189
                    ---------------------------------------
                    (Address of principal executive office)


                                (734) 449-9370
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                        (Registrant's telephone number,
                             including area code)


                               35 Research Drive
                              Ann Arbor, MI 48103
                        -------------------------------
                        (Former name or former address,
                         if changed since last report)
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Item 5.  Other Events.

        (i) Effective at the opening local time, November 20, 2000, trading in the shares of the Company was halted at the request of the Company, pending an announcement.

        (ii) In a press release dated November 22, 2000, Thomas Mayer, interim President and Chief Executive Officer announced that due to the present tenuous financial condition of the company, and upon the advice of legal consul, it had halted trading of its stock on November 20, 2000. Trading was halted to permit the Company to identify available funding to bridge it until management could identify viable potential acquirers for the purchase of the Company's assets. Commitments have now been received from private lenders to provide operating funds during this discovery period.

        (iii) In a press release dated November 30, 2000, the Company announced the resignation of Mr. Thomas Radigan, as Secretary, Director and Chief Financial Officer of Symplex Communications, effective November 30, 2000. On October 9, 2000, Mr. Radigan was involved in a serious automobile accident and since has been unable to perform his responsibilities.

Item 7.  Exhibits.

        99.4 Press Release dated November 20, 2000, halting trading of at the request of the Company, pending an announcement.

        99.5 Press Released dated November 22, 2000, announcing that the Company had halted trading of its stock on November 20, 2000 to permit the Company to identify available funding to bridge it until management could identify viable potential acquirers for the purchase of the Company's assets.

        99.6 Press Release dated November 30, 2000, announced the resignation of Thomas Radigan, as Secretary, Director and Chief Financial Officer of Symplex Communications, effective November 30, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SYMPLEX COMMUNICATIONS CORPORATION

                          By:     /s/ Thomas Mayer
                              --------------------------------------------------
                                  Thomas Mayer
                                  Interim  President and Chief Executive Officer

Date: December 1, 2000